UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 12, 2009

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase of Assets from Iggy’s House, Inc.

On June 12, 2009, Webdigs, Inc. (“Webdigs” or the “Company”) entered into an Asset Purchase Agreement with Iggy’s House, Inc. and simultaneously acquired substantially all of the assets of Iggy’s House in consideration of $150,000 in cash and the issuance of a total of 7,120,500 shares of Webdigs common stock to Iggy’s House.  Iggy’s House is a non-operating entity which had developed and launched a web-assisted real estate brokerage, and had operated in 38 states in 2007 and 2008.  The assets acquired in the transaction included the rights to the websites of Iggy’s House and Buyside Realty, related software, certain equipment, and its national network of previous customers and relationships with real estate professionals.  Webdigs management believes that the website technology acquired from Iggy’s House can assist Webdigs in reaching its goal of expanding its web-enhanced real estate brokerage and related services into additional markets.  The Company also issued 100,000 shares of common stock to Northland Securities, Inc. for services provided in connection with the asset acquisition.

The $150,000 cash provided to Iggy’s House was obtained through the offer and sale of 375,000 shares of Webdigs common stock at the per-share price of $0.40.  The Company provided Northland Securities, Inc., placement agent in the offering, with 60,000 shares of common stock in satisfaction of placement fees in connection with the offer and sale of these shares.  These shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933 primarily on the basis that all of the investors in the offering were only ten investors, all of whom were accredited investors.  In particular, the transaction was exempt under Section 4(6), 4(2) and Regulation D thereunder.  The investors also entered into subscription agreements with Webdigs, in which they represented, among other things, that they were purchasing for investment only.  Similarly, shares issued directly to Iggy’s House under the Asset Purchase Agreement were offered and sold pursuant to the exemption from registration provided in Section 4(2) of the Securities Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 above incorporated herein by this reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 above incorporated herein by this reference.  The securities offered and sold in the transactions described above were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the transactions and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 8.01  Other Events.

On June 8, 2009, Webdigs, Inc. and Mr. Edward Graca (previously the owner of Marquest Financial, Inc.) and Webdigs formally agreed to unwind Webdigs’ October 22, 2007 acquisition of Marquest Financial. Under the terms of the agreement, Mr. Graca, the previous owner of Marquest Financial, Inc. returned an aggregate of 1,304,598 shares of Webdigs common stock he received in October 2007 as consideration for the sale of Marquest Financial to Webdigs.  In exchange, Webdigs returned to Mr. Graca the capital stock of Marquest Financial that it acquired in the October 2007 transaction.  At the time of the October 2007 acquisition, Marquest Financial was the entity through which Webdigs conducted its retail mortgage brokerage operations.  Those operations were eventually wound down and replaced by the Marketplace Home Mortgage – Webdigs, LLC joint venture.   Immediately prior to this transaction, Marquest Financial was not engaged in any business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

By:	/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer and President